Exhibit 99.2
3Q08 CONFERENCE CALL October 27, 2008 Ralph B. Mandell Larry D. Richman Dennis L. Klaeser

Forward Looking Statements In this presentation we may make certain forward-looking statements. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. For more information about these risks and uncertainties, we refer you to our public reports on file with the SEC.

Larry D. Richman Chief Executive Officer Ralph B. Mandell Chairman Presenters Dennis L. Klaeser Chief Financial Officer

Chairman's Update

PrivateBancorp Growth

1989 - 1999

- Organized PrivateBancorp, Inc. as Delaware Corp. in 1989
- 1991: De novo downtown Chicago office
- 1994: De novo Wilmette office
- 1997: De novo Oak Brook office
- 1999: $17M IPO

2000-2004

- 2000: De novo St. Charles office; De novo St. Louis office; Acquired Lake Forest and Winnetka offices
- 2001: De novo Geneva office; $20M Trust Preferred Offering
- 2002: Acquired controlling interest in Lodestar Investment Counsel, LLC
- 2003: 2nd Common Stock Offering of $57M
- 2004: Acquired Corley Financial and established The PrivateBank Mortgage Company

2005-2006

- Acquired The PrivateBank-Michigan, June 20, 2005; De novo The PrivateBank - Wisconsin; De novo Gold Coast office, Chicago
- December 2005: $40M Trust Preferred Offering
- June 2005: $50M Trust Preferred Offering
- 2006: Announced Kansas City office; Acquired The PrivateBank - Georgia, December 13, 2006

2007-2008

- Announced Strategic Growth Plan and hiring of Larry Richman and approximately 100 commercial bankers from LaSalle Bank
- November 2007: $200M PIPE offering
- 2008: Opened Business Development offices in Minneapolis, Cleveland, Des Moines, Denver
- May 2008: $143.75M Trust Preferred Offering
- June 2008: Raised $166.1M in new capital through issuance of common stock and sale of preferred stock

Total number of MDs and AMDs



400
300
200
100
0
2002
2003
2004
2005
2006
2007
3Q08

Total number of Employees



800
600
400
200
0
2002
2003
2004
2005
2006
2007
3Q08

5 3Q08 Conference Call

CEO's Update

3Q08 Quarterly Highlights Revenue grew 23% over 2Q08 Client deposits grew 14% during 3Q08 Loans grew 16% and Total Deposits grew 21% during 3Q08 Total assets grew to approximately $9.0B Reported net loss of $7.3M or EPS of $(0.23) for the quarter due to implementation of Strategic Growth Plan and higher loan loss provision expenses Announced $140M of Senior and Subordinated Debt Financing

Risk Management Overview Enhanced Infrastructure Building the necessary infrastructure to support and monitor projected growth Consistent Risk Practices Restructured risk management function to centralize processes and support the projected loan portfolio growth Centralized the risk function with subsidiary bank credit officers reporting to the Chief Risk Officer Common Policies Implementing common lending policies and procedures to strengthen credit review and underwriting standards

Building Long-term Client Relationships Know our clients and be a trusted advisor delivering customized solutions based on specific needs Maximize the entrepreneurial spirit in our company to be thoughtful, responsive, creative and dedicated when working with our clients Create breadth and depth in each client relationship by leveraging the full scope of the products and services we offer

CFO's Update

Revenue and Operating Expenses *3Q08 is annualized.

Client Deposit and Loan Growth Total Loans (end of period) Loans increased by 99% LTM and 16% during 3Q08 Client Deposits (end of period) Client Deposits increased by 62% LTM and 14% during 3Q08

Deposit Breakout Deposit Breakout As of 09/30/08 Deposit Breakout As of 09/30/07

Loan Mix Loan Breakout As of 09/30/08 Loan Breakout As of 09/30/07 Total Commercial loans = Owner-occupied CRE + Commercial

Net Interest Margin

Asset Quality

3Q08 Capital Ratios

FOCUS • EXECUTION • CONTINUITY • CONFIDENTIALITY • LIFETIME RELATIONSHIPSSM